Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 21, 2015 ("Closing Date"), Autobytel Inc. ("Autobytel" or the "Company"), and CDK Global, LLC., a Delaware limited liability company (“Seller”) entered into and consummated a Stock Purchase Agreement (“Purchase Agreement”) pursuant to which Autobytel acquired all of the issued and outstanding shares of common stock in Dealix Corporation, a California corporation and a subsidiary of Seller (“Dealix”), and Autotegrity, Inc., a Delaware corporation and a subsidiary of Seller (“Autotegrity”). Dealix provides new and used car leads to automotive dealerships, dealer groups and manufacturers, and Autotegrity is a consumer leads acquisition and analytics business.

The pro forma financial statements are prepared in conformity with the  Securities Exchange Commission ("SEC"), Regulation S-X: Article 3, Rule 3.05, Financial Statements of Businesses Acquired or to be Acquired ("Rule 3.05") and Article 11, Pro forma Financial Information ("Article 11"). Certain information and disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP") have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed combined financial statements are derived from the historical audited financial statements for the year ended December 31, 2014 of the Company, the historical audited financial statements for the nine months ended March 31, 2015 of Internet Sales Leads Business of CDK Global, Inc. ("Leads Business"), the historical unaudited financial statements for the three months periods ended March 31, June 30, September 30, and Decemeber 31, 2014 of the Leads Business, and the quarterly unaudited financial statements for the three months ended March 31, 2015, of the Company and Leads Business. The pro forma statements of income are presented to include the effects of the Purchase Transaction as of January 1, 2014.  The unaudited pro forma condensed combined balance sheet is presented to include the effects of the Purchase Transaction as of March 31, 2015.  The accompanying Leads Business' carve-out financial statements have been prepared in accordance with GAAP using allocations and estimates where data was not maintained on a specific basis within the books and records. Allocations to the Leads Business were based primarily on Leads Business' headcount using shared expenses incurred by Seller on behalf of the Leads Business, adjusted where a more specific allocation was deemed more appropriate.  Due to the subjective nature of allocations and estimates used to prepare these carve-out financial statements, they may not reflect the financial position, cash flows or results of operations of the Leads Business in the future or what the results of operations, cash flows and financial positions would have been had the Leads Business been operated on a stand-alone basis during the periods presented.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the two companies, as management is in the process of assessing what, if any, future actions are necessary. However, additional liabilities ultimately may be recorded for costs associated with removing redundant operations that could affect amounts in these unaudited pro forma combined financial statements, and their effects may be material and would be reflected in the statement of operations.

Significant assumptions, estimates and adjustments herein have been made solely for purposes of developing these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as well as the audited historical financial statements and related notes of Internet Sales Leads Business as of March 31, 2015 and June 30, 2014 and for the nine months ended March 31, 2015 and for the years ended June 30, 2014 and 2013, which are attached as Exhibit 99.1 in this Form 8-K. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of a combined entity.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2015

	Historical
(in thousands)	Autobytel	Internet Sales Leads Business of CDK Global, Inc.	Pro Forma Adjustments (Note 5 )		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$19,322	$-	$(6,760)	(f)	$12,562
Accounts receivable, net	18,779	9,980	-		28,759
Deferred tax asset	5,263	383	(383)	(k)	5,263
Prepaid expenses and other current assets	512	346	-		858
Total current assets	43,876	10,709	(7,143)		47,442

Property and equipment, net	2,021	65	-		2,086
Investments	3,880	-	-		3,880
Intangible assets, net	3,791	23,578	(13,183)	(g)	14,186
Long-term deferred tax asset	27,395	-	-		27,395
Goodwill	20,948	1,886	5,732	(h)	28,566
Other assets	1,062	88	-		1,150
Total assets	$102,973	$36,326	$(14,594)		$124,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,895	$65	$-		$7,960
Accrued expenses and other current liabilities	6,640	3,829	-		10,469
Convertible note payable	5,000	-	-		5,000
Total current liabilities	19,535	3,894	-		23,429

Convertible note payable	1,000	-	-		1,000
Term loan payable	6,188	-	15,000	(i)	21,188
Borrowings under credit facility	5,250	-	2,750	(i)	8,000
Other non-current liabilities	311	88	-		399
Deferred tax liability	-	8,948	(8,948)	(k)	-
Total liabilities	32,284	12,930	8,802		54,016

Commitments and Contingencies

Stockholders' Equity:
Preferred stock	-	-	-		-
Common stock	9	-	-		9
Net Parent Investment	-	23,396	(23,396)	(j)	-
Additional paid-in capital	308,848	-	-		308,848
Accumulated deficit	(238,168)	-	-		(238,168)
Total stockholders' equity	70,689	23,396	(23,396)		70,689
Total liabilities and stockholders' equity	$102,973	$36,326	$(14,594)		$124,705

See accompanying notes to the unaudited pro forma condensed combined financial statements.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
Year ended December 31, 2014

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Combined
	Autobytel	Internet Sales Leads Business of CDK Global, Inc.
(in thousands, except share and per share data)

Revenues:
Lead fees	$100,744	$55,648	$(8,231)	(a)	$148,161
Advertising	4,171	$4,858	-		9,029
Other revenues	1,363	-	-		1,363
Total revenues	106,278	60,506	(8,231)		158,553

Cost of revenues	64,465	41,251	(8,231)	(a)	97,485
Gross profit	41,813	19,255	-		61,068

Operating expenses:
Sales and marketing	14,404	5,408	-		19,812
Technology support	8,014	1,045	-		9,059
General and administrative	11,538	1,268	-		12,806
Depreciation and amortization	1,858	5,043	(3,717)	(d)	3,184
Litigation settlements	(143)	-	-		(143)
Total operating expenses	35,671	12,764	(3,717)		44,718
Operating income	6,142	6,491	3,717		16,350

Interest expense, net	694	-	512	(b)	1,206
Income tax expense	2,037	-	1,282	(c)	3,319
Net income	$3,411	$6,491	$1,923		$11,825

Earnings per share:
Basic	$0.38			(e)	$1.32
Diluted	$0.32			(e)	$1.05

Weighted average shares outstanding:
Basic	8,979,897				8,979,897
Diluted	11,211,908				11,211,908

See accompanying notes to the unaudited pro forma condensed combined financial statements.

AUTOBYTEL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
Three Months Ended March 31, 2015

	Historical
	Autobytel	Internet Sales Leads Business of CDK Global, Inc.	Pro Forma Adjustments (Note 5)		Pro Forma Combined
(in thousands, except share and per share data)
Revenues:
Lead fees	$24,167	$12,181	$(1,571)	(a)	$34,777
Advertising	1,600	1,073	-		2,673
Other revenues	476	-	-		476
Total revenues	26,243	13,254	(1,571)		37,926

Cost of revenues	16,145	9,017	(1,571)	(a)	23,591
Gross profit	10,098	4,237	-		14,335

Operating expenses:
Sales and marketing	3,584	638	-		4,222
Technology support	1,831	194	-		2,025
General and administrative	3,046	1,552	-		4,598
Depreciation and amortization	485	1,244	(939)	(d)	790
Litigation settlements	(25)	-	-		(25)
Total operating expenses	8,921	3,628	(939)		11,610
Operating income	1,177	609	939		2,725

Interest expense, net	147	-	113	(b)	260
Income tax expense	257	-	330	(c)	587
Net income	$773	$609	$496		$1,878

Earnings per share:
Basic	$0.09			(e)	$0.21
Diluted	$0.07			(e)	$0.17

Weighted average shares outstanding:
Basic	8,880,450				8,880,450
Diluted	11,096,743				11,096,743

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Autobytel Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Description of Transaction

On May 21, 2015 ("Acquisition Date"), Autobytel and CDK Global, LLC., entered into and consummated a Stock Purchase Agreement in which Autobytel acquired all of the issued and outstanding shares of common stock in Dealix Corporation and Autotegrity, Inc.  Dealix provides new and used car leads to automotive dealerships, dealer groups and manufacturers, and Autotegrity is a consumer leads acquisition and analytics business.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the March 31, 2015 and the December 31, 2014 historical financial statements of Autobytel and Internet Sales Leads Business of CDK Global, Inc. (“Leads Business”), which were prepared under United States Generally Accepted Accounting Principles (“GAAP”). The accompanying carve-out financial statements of the Leads Business include only those assets, liabilities and related operations of Leads Business.  The accompanying carve-out financial statements have been prepared in accordance with GAAP using allocations and estimates where data was not maintained on a specific basis within the books and records. Allocations to the Leads Business were based primarily on the percentage of total revenue and the Leads Business’ headcount using shared expenses incurred by the Parent and affiliated entities on behalf of the Leads Business, adjusted where a more specific allocation was deemed more appropriate.  However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as an independent stand-alone company.

The acquisition is accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method of accounting, the total purchase price, calculated as described in Note 4 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of the Business based on their preliminarily estimated fair values. The allocation of purchase price for an acquisition requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values. The purchase price for the Leads Business was allocated to tangible and intangible assets acquired and liabilities assumed based on their preliminarily estimated fair values at the acquisition date. Autobytel has engaged an independent third-party valuation firm to assist in determining the estimated fair values of identifiable intangible and tangible assets. Such a valuation requires significant estimates and assumptions including but not limited to: determining the timing and estimates of future cash flows and developing appropriate discount rates. Autobytel believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation may change if additional information becomes available. Differences between these purchase price allocations and any changes thereto could have a material impact on the unaudited pro forma condensed combined financial statements and Autobytel’s future results of operations and financial position. The unaudited pro forma condensed combined financial information is presented after giving effect to the acquisition of the Leads Business as if it occurred on January 1, 2014, and for the year ended December 31, 2014.  Certain reclassifications have been made to the historical financial statements of the Leads Business to conform to Autobytel’s presentation.

Autobytel Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 3 – Accounting Policies

As a result of the continuing review of the Leads Business’s accounting policies, Autobytel may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. At this time, Autobytel is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

Note 4 – Purchase Price

On May 21, 2015, the Company completed acquisition of the Leads Business.   The acquisition was made pursuant to a Stock Purchase Agreement by and among the Company and CDK Global, LLC.

The purchase consideration consisted of $25.0 million in cash paid upon the closing of the Purchase Transaction, subject to an adjustment for acquired working capital. This cash payment was financed through a draw down of the entire $15.0 million Term Loan and a draw down of $2.75 million under the Revolving Loan, both under the Credit Facility Agreement with MUFG Union Bank, N.A., formerly Union Bank, N.A. (“Union Bank”), amending the Company’s existing Loan Agreement with Union Bank initially entered into on February 26, 2013, as amended on September 10, 2013 and January 13, 2014 (the existing Loan Agreement, as amended to date, is referred to herein collectively as the “Credit Facility Agreement”). The Credit Facility Amendment provides for a new $15.0 million term loan (“Term Loan”), the amendment of certain financial covenants in the Credit Facility, and amendments to the Company’s existing $8 million working capital revolving line of credit (“Revolving Loan”).

The Term Loan is amortized over a period of five (5) years, with fixed quarterly principal payments of $750,000. Borrowings under the Term Loan will bear interest at either (i) the London Interbank Offering Rate (“LIBOR”) plus 3.00% or (ii) the bank’s Reference Rate (prime rate), at the option of the Company. Borrowings under the Revolving Loan will bear interest at either (i) the LIBOR plus 2.50% or (ii) the bank’s Reference Rate (prime rate) minus 0.50%, at the option of the Company. Interest under both the Term Loan and the Revolving Loan adjust (i) at the end of each LIBOR rate period (1, 2, 3, 6 or 12 months terms) selected by the Company, if the LIBOR rate is selected; or (ii) with changes in Union Bank’s Reference Rate, if the Reference Rate is selected. The Company paid an upfront fee of 0.10% of the Term Loan principal amount upon drawing upon the Term Loan and also pays a commitment fee of 0.10% per year on the unused portion of the Revolving Loan, payable quarterly in arrears. Borrowings under the Term Loan and the Revolving Loan are secured by a first priority security interest on all of the Company’s personal property (including, but not limited to, accounts receivable) and proceeds thereof. The Term Loan matures June 30, 2020, and the maturity date of the Revolving Loan was extended from March 31, 2017 to April 30, 2018. Borrowings under the Revolving Loan may be used as a source to finance working capital, capital expenditures, acquisitions and stock buybacks and for other general corporate purposes. Borrowing under the Term Loan is limited to use for the acquisition described under note 1 above, and the Company drew down the entire $15 million of the Term Loan, together with $2.75 million under the Revolving Loan and $6.76 million from available cash on hand, in financing that acquisition.

Fair Value Estimate of Assets Acquired and Liabilities Assumed

Under the acquisition method of accounting, the total estimated purchase price is allocated to the Leads Business’s net tangible and intangible assets based on their estimated fair values as of May 21, 2015, the acquisition completion date. Based on the Company’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma

Autobytel Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

condensed combined financial statements, the preliminary estimated purchase price is allocated as follows (amounts in thousands).

Accounts receivable	$9,312
Other current assets	277
Net fixed assets	75
Total tangible assets acquired	9,664
Accrued expenses and other current liabilities	2,488
Net identifiable assets acquired	7,176
Long-lived intangible assets acquired	10,395
Goodwill	7,440
Net assets acquired	$25,011

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

The preliminary fair value of the acquired intangible assets was determined as described below. In estimating the preliminary fair value of the acquired intangible assets, the Company utilized the valuation methodology determined to be most appropriate for the individual intangible asset being valued as described below. The acquired intangible assets include the following (amounts in thousands):

Intangible Asset	Valuation Method	Estimated Fair Value	Estimated Useful Life (1)
Trademark (Dealix)	Relief from royalty	$2,200	Indefinite (2)
Customer relationships	Excess of earnings (3)	7,020	10 years
Non-compete agreements	Discounted cash flows (4)	540	1-2 years
Acquired technology	Replacement cost (5)	515	3 years
Trademark (Autotegrity)	Relief from royalty (6)	120	3 years

(1)
Determination of the estimated useful lives of the individual categories of purchased intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. Amortization of intangible assets with definite lives are recognized over the shorter of the respective lives of the agreement or the period of time the assets are expected to contribute to future cash flows.

(2)	Indefinite life assumed for the Usedcars.com website as there are no plans to alter or change the nameof this website.

(3)
The excess of earnings method estimates a purchased intangible asset's value based on the present value of the prospective net cash flows (or excess earnings) attributable to it. The value attributed to these intangibles was based on projected net cash inflows from existing contracts or relationships.

Autobytel Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(4)
The non-compete agreements fair value was derived by calculating the difference between the presentvalue of the Company's forecasted cash flows with the agreements in place and without the agreements in place.

(5)	The replacement cost method takes into account the amount required to replace the existing proprietary software.

(6)	The relief from royalty method is an earnings approach which assesses the royalty savings an entity realizes since it owns the asset and doesn't have to pay a third party a license fee for it use.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired.  In accordance with ASC 350, Intangibles, Goodwill and Other, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if indicators of impairment exist.

Purchase price adjustments recorded subsequent to the closing date of May 21, 2015 will affect the recorded amount of goodwill. Goodwill acquired at May 21, 2015 will differ from the estimated amount included in the accompanying unaudited pro forma condensed combined financial statements prepared as of March 31, 2015.

Note 5 - Unaudited Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the total purchase price, to reflect amounts related to the Leads Business’s net tangible and intangible assets at an amount equal to the estimated fair values on the closing date, and to reflect changes in amortization expense resulting from the preliminarily estimated fair value adjustments to net intangible assets. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements presented below and with the separate historical financial statements of Autobytel and the Leads Business.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	Reflects the elimination of historical revenue from lead sales to Autobytel from Internet Sales Leads Business of CDK Global, Inc.

(b)	Reflects the adjustment for additional interest expense incurred as a result of the May 20, 2015 Credit Facility Amendment, additional borrowings under Term Loan, and Revolving Loan.

(c)
Reflects an estimate of the income tax impact of the acquisition, primarily related to the additional expense on debt incurred to finance the acquisition and offset with lower, amortization expenses related to intangible assets.

(d)	Reflects estimated adjustment to amortization expense for the intangible asset acquired as part of the acquisition.

(e)
Pro forma basic earnings per share are calculated by dividing the pro forma combined net earnings by the weighted average shares outstanding. Pro forma diluted earnings per share is calculated by dividing the pro forma combined net earnings by the weighted average shares outstanding and dilutive potential weighted average shares outstanding.

Autobytel Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(f)
Reflects total cash consideration paid by Autobytel on the closing date of $24.51 million, which was funded by Autobytel’s Credit Facility Amendment of $15 million in term loan, $2.75 million draw down under the Revolving Loan, and $6.76 million from available cash on hand.

(g)
Reflects the portion of the total purchase price allocated to acquired intangible assets acquired of the Business as part of the acquisition based on the preliminarily estimated fair values assigned on the closing date.

(h)
Reflects the portion of the total purchase price allocated to goodwill based on the estimated fair value of the total purchase price less the estimated fair values assigned to identifiable tangible and intangible assets acquired and liabilities assumed on the closing date.

(i)	Reflects $15 million Term Loan and $2.75 million Revolving Loan borrowings under Autobytel’s Credit Facility Amendment used to finance the acquisition.

(j)	Reflects the elimination of the historical net parent investment in the Leads as part of the acquisition.

(k)	Reflects the elimination of historical deferred tax accounts of Leads Business.